SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 11, 2013

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-6543	Ohio	31-4271000
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.                      Material Impairments

Reference is made to page 5 under the caption “Environmental Controls Impact on the Generating Fleet” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for American Electric Power Company, Inc. (AEP) and page 188 under the caption “Environmental Controls Impact on the Generating Fleet” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for Ohio Power Company (OPCo). In May 2013, the U.S. District Court for the Southern District of Ohio approved a modification to the consent decree, which was initially entered into in 2007, requiring certain types of pollution control equipment to be installed at certain AEP plants, including OPCo’s 600 Megawatt Muskingum River Unit 5 (MR5) coal generation plant. Under the modification to the consent decree, OPCo has the option to cease burning coal and retire MR5 in 2015 or to cease burning coal in 2015 and complete a natural gas refueling project no later than June 2017. On July 5, 2013, AEP decided that the likelihood that it will make the capital investment for the refueling project at MR5 is remote, resulting in an impairment to the plant. As a result, management has determined that it will record a pre-tax charge in the second quarter of 2013 in the range of $150 million to $170 million.  The impairment charge will not result in any future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
OHIO POWER COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer Assistant Secretary

July 11, 2013